Exhibit 99.1
Ichor Holdings, Ltd. Announces Third Quarter 2025 Financial Results
FREMONT, Calif., November 3, 2025–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced third quarter 2025 financial results.
Third quarter 2025 highlights:
•Revenue of $239.3 million, above the mid-point of our guidance range communicated in August;
•Gross margin of 4.6% on a GAAP basis and 12.1% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.67) on a GAAP basis and $0.07 on a non-GAAP basis.
“The customer demand environment for etch and deposition strengthened during the third quarter, resulting in an acceleration of gas panel integration deliveries and total revenues at the upper end of our expectations,” commented Jeff Andreson, Ichor’s CEO. “At the same time, we witnessed further softening within our other served markets, which again pressured our ability to achieve our gross margin and profitability expectations for the quarter. Year-to-date revenues of $724 million demonstrate 18% growth year-over-year, reflecting strong performance compared to overall wafer fab equipment (WFE) growth. With our current visibility, and given the pull-in of demand witnessed among our primary etch and deposition customers during Q3, we expect Q4 revenues to track somewhat lower before regaining momentum as we move into 2026. With the robust demand environment for etch and deposition expected to continue, we look forward to a recovery in our other served markets, which we expect will provide the revenue volume momentum and gross margin tailwinds that will enable a return to our historical record of delivering strong earnings leverage.”

	Q3 2025	Q2 2025	Q3 2024
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$239,296	$240,285	$211,139
Gross margin	4.6%	11.3%	13.2%
Operating margin	(8.1)%	(2.0)%	(0.2)%
Net loss	$(22,853)	$(9,408)	$(2,776)
Diluted EPS	$(0.67)	$(0.28)	$(0.08)

	Q3 2025	Q2 2025	Q3 2024
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.1%	12.5%	13.6%
Operating margin	2.2%	2.6%	3.0%
Net income	$2,302	$1,097	$4,020
Diluted EPS	$0.07	$0.03	$0.12

U.S. GAAP Financial Results Overview
For the third quarter of 2025, revenue was $239.3 million, net loss was $(22.9) million, and net loss per diluted share (“diluted EPS”) was $(0.67). This compares to revenue of $240.3 million and $211.1 million, net loss of $(9.4) million and $(2.8) million, and diluted EPS of $(0.28) and $(0.08), for the second quarter of 2025 and third quarter of 2024, respectively.

Non-GAAP Financial Results Overview
For the third quarter of 2025, non-GAAP net income was $2.3 million and non-GAAP diluted EPS was $0.07. This compares to non-GAAP net income of $1.1 million and $4.0 million, and non-GAAP diluted EPS of $0.03 and $0.12, for the second quarter of 2025 and third quarter of 2024, respectively.

Fourth Quarter 2025 Financial Outlook
For the fourth quarter of 2025, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$210 million	$220 million	$230 million
GAAP diluted EPS	$(0.33)	$(0.25)	$(0.17)
Non-GAAP diluted EPS	$(0.14)	$(0.06)	$0.02
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.4 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the third quarter of 2025 with cash and cash equivalents of $92.5 million, an increase of $0.3 million from the prior quarter and a decrease of $16.2 million from the prior year ended December 27, 2024.
The increase of $0.3 million in the third quarter of 2025 was primarily due to net cash provided by operating activities of $9.2 million, partially offset by capital expenditures of $7.1 million, payments for debt issuance and modification costs of $1.2 million, and net payments on our credit facilities of $0.6 million. The decrease of $16.2 million during the nine months ended September 26, 2025 was primarily due to capital expenditures of $32.9 million, net payments on our credit facilities of $4.4 million, and payments for debt issuance and modification costs of $1.2 million, partially offset by cash provided by operating activities of $20.7 million and net cash receipts related to share-based compensation of $1.6 million.
Our cash provided by operating activities of $9.2 million for the third quarter of 2025 consisted of net non-cash charges of $30.4 million, consisting primarily of inventory impairment of $16.7 million, depreciation and amortization of $7.4 million, share-based compensation expense of $4.2 million, and a decrease in our net operating assets and liabilities of $1.7 million, partially offset by a net loss of $22.9 million. Our cash provided by operating activities of $20.7 million for the nine months ended September 26, 2025 consisted of net non-cash charges of $57.6 million, consisting primarily of depreciation and amortization of $23.5 million, inventory impairment of $16.7 million, and share-based compensation expense of $12.6 million, partially offset by a net loss of $36.8 million.
The decrease in our net operating assets and liabilities of $1.7 million during the third quarter of 2025 was primarily due to a decrease in prepaid expenses and other assets of $2.8 million and an increase in accounts payable of $2.3 million, partially offset by an increase in accounts receivable of $3.6 million.
The increase in our net operating assets and liabilities of $0.1 million for the nine months ended September 26, 2025 was primarily due to an increase in inventory of $8.3 million and a decrease in other liabilities of $6.2 million, partially offset by a decrease in prepaid expenses and other assets of $7.6 million, an increase in accrued liabilities of $2.8 million, and decrease in accounts receivable of $2.2 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, inventory impairment charges, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our third quarter 2025 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichorq32025/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13756353. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended September 26, 2025, June 27, 2025, and September 27, 2024 were each 13 weeks. References to the third quarter of 2025, second quarter of 2025, and third quarter of 2024 relate to the three-month periods then ended. Our fiscal years ended December 26, 2025 and December 27, 2024 are each 52 weeks. References to 2025 and 2024 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our fourth fiscal quarter of 2025 and beyond, statements regarding the current business environment, revenue levels in 2025 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2025 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 26, 2025	June 27, 2025	December 27, 2024	September 27, 2024
Assets
Current assets:
Cash and cash equivalents	$92,500	$92,224	$108,669	$116,447
Accounts receivable, net	84,400	80,821	86,619	84,150
Inventories	241,680	259,373	250,102	239,359
Prepaid expenses and other current assets	6,362	6,710	7,230	7,105
Total current assets	424,942	439,128	452,620	447,061
Property and equipment, net	110,373	108,907	94,867	89,283
Operating lease right-of-use assets	37,059	39,313	44,461	35,136
Other noncurrent assets	14,208	14,715	15,182	14,675
Deferred tax assets, net	2,116	3,043	4,316	3,366
Intangible assets, net	42,483	44,560	48,716	50,979
Goodwill	335,402	335,402	335,402	335,402
Total assets	$966,583	$985,068	$995,564	$975,902
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$92,600	$90,581	$91,719	$80,963
Accrued liabilities	18,315	16,477	15,992	17,338
Other current liabilities	9,488	10,387	8,965	6,899
Current portion of long-term debt	6,250	7,500	7,500	7,500
Current portion of lease liabilities	11,337	11,478	11,494	10,239
Total current liabilities	137,990	136,423	135,670	122,939
Long-term debt, less current portion, net	117,201	117,505	121,023	122,782
Lease liabilities, less current portion	28,334	30,300	34,189	26,090
Deferred tax liabilities, net	1,555	1,555	1,555	1,169
Other non-current liabilities	5,326	5,138	4,791	5,647
Total liabilities	290,406	290,921	297,228	278,627
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 34,377,891, 34,243,283, 33,859,542, and 33,724,917 shares outstanding, respectively; 38,815,330, 38,680,722, 38,296,981, and 38,162,356 shares issued, respectively)	3	3	3	3
Additional paid in capital	620,721	615,838	606,060	601,056
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	147,031	169,884	183,851	187,794
Total shareholders’ equity	676,177	694,147	698,336	697,275
Total liabilities and shareholders’ equity	$966,583	$985,068	$995,564	$975,902

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$239,296	$240,285	$211,139	$724,046	$615,749
Cost of sales	228,227	213,083	183,348	657,253	539,407
Gross profit	11,069	27,202	27,791	66,793	76,342
Operating expenses:
Research and development	5,898	5,710	5,872	17,482	17,168
Selling, general, and administrative	22,519	24,254	20,227	68,515	59,253
Amortization of intangible assets	2,077	2,078	2,077	6,233	6,309
Total operating expenses	30,494	32,042	28,176	92,230	82,730
Operating loss	(19,425)	(4,840)	(385)	(25,437)	(6,388)
Interest expense, net	1,653	1,635	1,638	4,934	7,592
Other expense, net	1,092	193	587	1,366	876
Loss before income taxes	(22,170)	(6,668)	(2,610)	(31,737)	(14,856)
Income tax expense	683	2,740	166	5,083	2,021
Net loss	$(22,853)	$(9,408)	$(2,776)	$(36,820)	$(16,877)
Net loss per share:
Basic	$(0.67)	$(0.28)	$(0.08)	$(1.08)	$(0.52)
Diluted	$(0.67)	$(0.28)	$(0.08)	$(1.08)	$(0.52)
Shares used to compute Net loss per share:
Basic	34,346,172	34,179,382	33,700,246	34,174,639	32,419,762
Diluted	34,346,172	34,179,382	33,700,246	34,174,639	32,419,762

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net loss	$(22,853)	$(9,408)	$(2,776)	$(36,820)	$(16,877)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,404	7,999	7,608	23,461	22,768
Impairment of Inventory	16,713	—	—	16,713	—
Share-based compensation	4,221	4,227	4,672	12,571	10,985
Impairment of lease right-of-use assets	359	1,292	—	1,651	—
Deferred income taxes	927	1,026	(263)	2,200	(218)
Loss on disposal of equipment	475	—	—	475	—
Amortization of debt issuance costs	117	116	117	349	349
Loss on extinguishment of debt	169	—	—	169	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(3,579)	(962)	(18,934)	2,219	(17,429)
Inventories	980	4,081	(7,884)	(8,291)	6,526
Prepaid expenses and other assets	2,789	1,940	1,182	7,566	3,060
Accounts payable	2,343	(14,775)	22,890	1,875	22,746
Accrued liabilities	2,483	(1,499)	2,792	2,788	2,845
Other liabilities	(3,301)	(1,545)	(813)	(6,210)	(4,387)
Net cash provided by (used in) operating activities	9,247	(7,508)	8,591	20,716	30,368
Cash flows from investing activities:
Capital expenditures	(7,148)	(7,291)	(6,420)	(32,920)	(13,238)
Net cash used in investing activities	(7,148)	(7,291)	(6,420)	(32,920)	(13,238)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	—	—	136,738
Issuance of ordinary shares under share-based compensation plans	618	650	880	5,272	5,599
Employees' taxes paid upon vesting of restricted share units	(601)	(1,033)	(953)	(3,647)	(4,225)
Debt issuance and modification costs	(1,215)	—	—	(1,215)	—
Repayments on revolving credit facility	—	—	—	—	(115,000)
Proceeds from term loan	57,003	—	—	57,003	—
Repayments on term loan	(57,628)	(1,875)	—	(61,378)	(3,750)
Net cash provided by (used in) financing activities	(1,823)	(2,258)	(73)	(3,965)	19,362
Net increase (decrease) in cash	276	(17,057)	2,098	(16,169)	36,492
Cash at beginning of period	92,224	109,281	114,349	108,669	79,955
Cash at end of period	$92,500	$92,224	$116,447	$92,500	$116,447
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,773	$2,093	$1,665	$7,117	$9,201
Cash paid during the period for taxes, net of refunds	$585	$739	$352	$1,884	$1,804
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$3,967	$4,291	$569	$3,967	$569
Right-of-use assets obtained in exchange for new operating lease liabilities	$483	$773	$2,292	$1,256	$4,671

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
U.S. GAAP gross profit	$11,069	$27,202	$27,791	$66,793	$76,342
Non-GAAP adjustments:
Restructuring plan costs (1)	16,713	—	—	16,713	—
Share-based compensation	773	774	955	2,254	2,448
Facility shutdown costs (2)	341	1,619	—	2,264	—
Other (3)	10	378	—	1,171	908
Non-GAAP gross profit	$28,906	$29,973	$28,746	$89,195	$79,698
U.S. GAAP gross margin	4.6%	11.3%	13.2%	9.2%	12.4%
Non-GAAP gross margin	12.1%	12.5%	13.6%	12.3%	12.9%
(1)Represents the costs associated with our Consolidation Restructuring Plan which was initiated and approved by the Board of Directors during the third quarter of 2025. Included in this amount for the three and nine months ended September 26, 2025 is the impairment of inventories of $16.7 million.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the three and nine months ended September 26, 2025 are inventory write-off charges of $1.6 million and severance costs associated with affected employees of $0.6 million.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
U.S. GAAP operating loss	$(19,425)	$(4,840)	$(385)	$(25,437)	$(6,388)
Non-GAAP adjustments:
Restructuring plan costs (1)	17,586	—	—	17,586	—
Share-based compensation	4,221	4,227	4,672	12,571	10,985
Amortization of intangible assets	2,077	2,078	2,077	6,233	6,309
Facility shutdown costs (2)	618	4,296	—	5,506	—
Other (3)	68	386	—	1,408	1,600
Transaction-related costs (4)	—	—	—	—	785
Non-GAAP operating income	$5,145	$6,147	$6,364	$17,867	$13,291
U.S. GAAP operating margin	(8.1)%	(2.0)%	(0.2)%	(3.5)%	(1.0)%
Non-GAAP operating margin	2.2%	2.6%	3.0%	2.5%	2.2%
(1)Represents the costs associated with our Consolidation Restructuring Plan which was initiated and approved by the Board of Directors during the third quarter of 2025. Included in this amount for the three and nine months ended September 26, 2025 are costs associated with impairment of inventories of $16.7 million, the write-off costs of construction in progress associated with North American facilities of $0.5 million, and the impairment of certain leases in North America of $0.4 million.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the three and nine months ended September 26, 2025 are inventory write-off charges of $1.6 million, an impairment of the facility lease right-of-use asset of $1.3 million, severance costs associated with affected employees of $0.7 million, other direct and incremental facility exit-related costs of $0.7 million, and accelerated depreciation charges of $0.6 million.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Represents transaction-related costs incurred in connection with our acquisitions pipeline.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
U.S. GAAP net loss	$(22,853)	$(9,408)	$(2,776)	$(36,820)	$(16,877)
Non-GAAP adjustments:
Restructuring plan costs (1)	17,586	—	—	17,586	—
Share-based compensation	4,221	4,227	4,672	12,571	10,985
Amortization of intangible assets	2,077	2,078	2,077	6,233	6,309
Facility shutdown costs (2)	618	4,296	—	5,506	—
Other (3)	68	386	—	1,408	1,600
Transaction-related costs (4)	—	—	—	—	785
Loss on extinguishment of debt (5)	667	—	—	667	—
Tax adjustments related to non-GAAP adjustments (6)	172	(482)	47	401	325
Tax expense (benefit) from valuation allowance (7)	(254)	—	—	83	—
Non-GAAP net income	$2,302	$1,097	$4,020	$7,635	$3,127
U.S. GAAP diluted EPS	$(0.67)	$(0.28)	$(0.08)	$(1.08)	$(0.52)
Non-GAAP diluted EPS	$0.07	$0.03	$0.12	$0.22	$0.10
Shares used to compute non-GAAP diluted EPS	34,463,930	34,278,380	33,986,269	34,272,310	32,851,091
(1)Represents the costs associated with our Consolidation Restructuring Plan which was initiated and approved by the Board of Directors during the third quarter of 2025. Included in this amount for the three and nine months ended September 26, 2025 are costs associated with the write-off costs of inventories determined to be impaired of $16.7 million, the write-off costs of construction in progress associate with North American facilities of $0.5 million, and the impairment of certain leases in North America of $0.4 million.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the three and nine months ended September 26, 2025 are write-off costs of inventories determined to be obsolete of $1.6 million, an impairment of the facility lease right-of-use asset of $1.3 million, severance costs associated with affected employees of $0.7 million, other direct and incremental facility exit-related costs of $0.7 million, and accelerated depreciation charges of $0.6 million.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(5)In September 2025, we entered into an amended and restated credit agreement, which includes a group of financial institutions as direct lenders underlying the agreement. Under the debt modification literature codified in ASC 470, a portion of the refinance was treated as an extinguishment. Accordingly, $0.2 million of existing capitalized deferred issuance costs were written off as a loss on extinguishment of debt and $0.5 million of third-party and lender fees were expensed as incurred.
(6)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis.
(7)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets of our Scotland and Korea operations. During the third quarter, we reversed the valuation allowance on our Scotland deferred tax assets due to a change in the facts and circumstances around our ability to utilize our deferred tax assets.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net cash provided by (used in) operating activities	$9,247	$(7,508)	$8,591	$20,716	$30,368
Capital expenditures	(7,148)	(7,291)	(6,420)	(32,920)	(13,238)
Free cash flow	$2,099	$(14,799)	$2,171	$(12,204)	$17,130